Exhibit 99.1
Contact
Amy Seltzer Hedison
Investor Relations
(617) 250-6012
ahedison@epixpharma.com
FOR IMMEDIATE RELEASE
April 24, 2006
DR. MICHAEL GILMAN JOINS EPIX PHARMACEUTICALS
BOARD OF DIRECTORS
Cambridge, MA, April 24, 2006 — EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), today announced that Michael Gilman, Ph.D. has been appointed to its Board of Directors. Dr. Gilman has been providing consulting services to EPIX since the third quarter of 2005, as the Company evaluated privately-held biotechnology companies for acquisition. On April 3, 2006, the Company announced the signing of a definitive merger agreement with Predix Pharmaceuticals, Inc., a privately-held pharmaceutical company based in Lexington, Massachusetts. Until November, 2005, Dr. Gilman was Executive Vice President, Research at Biogen IDEC, having joined that company in 1999 as Director of Molecular Biology.
“We are delighted to have Dr. Gilman join us in a more permanent capacity as a Board member,” commented Chris Gabrieli, EPIX’ Chairman of the Board. “Mike’s scientific expertise and insights have been invaluable to us over the last several months as we evaluated candidates for acquisition. Mike’s knowledge of biology, and his experience in the biotechnology industry will be a significant advantage to EPIX, and to the combined company of EPIX and Predix following the consummation of the acquisition. We look forward to working with him.”
Prior to joining Biogen in 1999, Dr. Gilman spent the previous five years at ARIAD Pharmaceuticals in Cambridge, most recently as Executive Vice President and Chief Scientific Officer. Prior to that, Dr. Gilman spent eight years on the scientific staff of Cold Spring Harbor Laboratory in New York, where his research focused on mechanisms of signal transduction and gene regulation. Dr. Gilman holds a Ph.D. in Biochemistry from University of California, Berkeley, and a S.B. in Life Sciences from Massachusetts Institute of Technology.
Separately, EPIX announced that Peter Wirth, Esq., who has been a member of the Board of Directors of EPIX since August 2001, has decided that he will not stand for re-election at the Company’s annual meeting scheduled for later this year. Mr. Wirth’s term as a Director will expire at the annual meeting. “Peter’s contributions to EPIX have been numerous and substantial,” said Mr. Gabrieli. “We are grateful for the years that he has so ably served the Company’s shareholders.”

About EPIX
EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. On April 3, 2006, EPIX announced a definitive agreement to merge with Predix Pharmaceuticals to create a specialty pharmaceutical company with capabilities in both therapeutics and imaging. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations of the Company’s management. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EPIX Pharmaceuticals’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the failure to comply with federal and state statutes and regulations relating to EPIX Pharmaceuticals’ products, including FDA requirements; the decision of the FDA regarding a Special Protocol Assessment and the granting of an Advisory Committee meeting should the Company request such a meeting; the failure of EPIX Pharmaceuticals to satisfy FDA requests relating to EPIX Pharmaceuticals’ products; the inability of EPIX Pharmaceuticals to consummate a transaction with an appropriate strategic acquisition candidate; the inability of EPIX Pharmaceuticals to successfully in-license products and/or technologies; the inability of EPIX Pharmaceuticals to identify and interest potential partners in its technologies and products; the inability of EPIX Pharmaceuticals to successfully defend itself against litigation, including any appeal or re-filing of the shareholder class action lawsuit; the inability to protect EPIX Pharmaceuticals’ intellectual property and the cost of enforcing or defending EPIX Pharmaceuticals in litigation relating to intellectual property right; the failure of EPIX Pharmaceuticals’ or Predix’s stockholders to approve the merger; EPIX Pharmaceuticals’ or Predix’s inability to satisfy the conditions of the merger; the risk that EPIX Pharmaceuticals’ and Predix’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks associated with Predix’ new and uncertain technology; the development of competing systems; the combined company’s ability to protect its proprietary technologies; patent-infringement claims; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EPIX Pharmaceuticals undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by EPIX Pharmaceuticals, see the disclosure contained in EPIX Pharmaceuticals’ periodic reports filed with the Securities and Exchange Commission, including but not limited to EPIX Pharmaceuticals’ Form 10-K for the year ended December 31, 2005 and subsequent Forms 10-Q.

Additional Information About the Merger And Where To Find It
EPIX intends to file a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger with Predix Pharmaceuticals. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger when it becomes available because it contains important information about EPIX, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus will be sent to stockholders of EPIX and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by EPIX at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc. 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.
EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger will be included in the registration statement containing the proxy statement/prospectus that will be filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX’s executive officers and directors is also available in EPIX’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 29, 2005. You can obtain free copies of these documents using the contact information above.
SOURCE: EPIX Pharmaceuticals, Inc.
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